                                                                  Exhibit (n)(3)

                        CONSENT TO BEING NAMED A TRUSTEE

    The undersigned hereby consents to being named in the Registration Statement on Form N-2 of DECS Trust VI (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated: October 27, 1999

                                                /s/ WILLIAM R. LATHAM, III

                                          --------------------------------------
                                                  William R. Latham, III

                        CONSENT TO BEING NAMED A TRUSTEE

    The undersigned hereby consents to being named in the Registration Statement on Form N-2 of DECS Trust VI (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated: October 27, 1999

                                                  /s/ DONALD J. PUGLISI

                                          --------------------------------------
                                                    Donald J. Puglisi

                        CONSENT TO BEING NAMED A TRUSTEE

    The undersigned hereby consents to being named in the Registration Statement on Form N-2 of DECS Trust VI (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated: October 27, 1999

                                                   /s/ JAMES B. O'NEILL

                                          --------------------------------------
                                                     James B. O'Neill